UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2009
IOWA TELECOMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)
Iowa
(State or Other Jurisdiction of Incorporation)

001-32354 (Commission File Number)	42-1490040 (IRS Employer Identification No.)
403 W. Fourth Street North
Newton, Iowa 50208
(Address of Principal Executive Offices) (Zip Code)
(641) 787-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangement of Certain Officers.
Employment Agreement with Mr. Wells
     On September 24, 2009, the Company entered into a new Employment Agreement with Alan Wells (the “Employment Agreement”), pursuant to which Mr. Wells will continue to serve as the Company’s President and Chief Executive Officer through December 31, 2012. Under the terms of the Employment Agreement, Mr. Wells will receive an annual base salary of at least $420,000 (Mr. Wells’ current base salary) and is entitled to an annual bonus (based on achievement of performance criteria) and other usual benefits. Mr. Wells was also granted 100,000 shares of restricted stock pursuant to the Company’s 2005 Stock Incentive Plan, vesting at the rate of one-third per year commencing September 24, 2010, subject to certain forfeiture provisions. The Employment Agreement also provides that if Mr. Wells’ employment is terminated by the Company without “Cause” or by Mr. Wells with “Good Reason” and, in either case such termination occurs upon or within two years after a “Change of Control” of the Company (as such terms are defined in the Employment Agreement), then Mr. Wells will receive (1) a payment equal to three times the sum of Mr. Wells’ then current base salary plus “target” bonus for the year in which such termination occurs, and (2) continuation of benefits under the Company’s group health plan for a period of 36 months or until Mr. Wells is covered by a subsequent employer’s group health plan. The Employment Agreement also prohibits Mr. Wells from competing with the Company or soliciting Company customers or employees for a period of 24 months after termination of Mr. Wells’ employment (which period is shortened to six months if the Employment Agreement expires without being renewed). The Employment Agreement supersedes and replaces Mr. Wells’ existing employment agreement with the Company. The foregoing description of the Employment Agreement and the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and Restricted Stock Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and incorporated by reference herein.
Change of Control Agreements
     On September 21, 2009, the Company entered into a Change of Control Agreement (a “CIC Agreement”) with several of its executives, including the following named executive officers: Donald G. Henry, Vice President, General Counsel and Secretary; Dennis R. Kilburg, Vice President Engineering; Craig A. Knock, Vice President, Chief Financial Officer and Treasurer; and Brian T. Naaden, Vice President and Chief Information Officer. Each CIC Agreement provides that, if the executive’s employment with the Company is terminated by the Company without “Cause” or by the executive with “Good Reason” and, in either case, such termination occurs upon or within two years after a “Change of Control” of the Company (as such terms are defined in the CIC Agreement), then the executive will receive (1) a payment equal to the multiple specified below times the sum of the executive’s then current base salary plus the executive’s “target” bonus for the year in which such Change of Control occurs, (2) continuation of benefits under the Company’s group health plan for a period up to the number of months specified below or until such executive is covered by a subsequent employer’s group health plan, and (3) other benefits as described in the CIC Agreement. The CIC Agreements with Messrs. Henry, Kilburg, Knock and Naaden specify multiples of 2.0, 1.0, 2.0, and 1.5 and a period of 24, 12, 24, and 18 months, respectively. The CIC Agreements also prohibit the executive from competing with the Company or soliciting Company customers or employees for a period of 24 months after termination of the executive’s employment with the Company. The term of the CIC Agreements continues through December 31, 2014.

The foregoing description of the form of CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CIC Agreement which is filed as Exhibit 10.3 to this Current Report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:
10.1	Employment Agreement dated September 24, 2009 with Alan Wells

10.2	Restricted Stock Agreement dated September 24, 2009 with Alan Wells

10.3	Form of Change of Control Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 25, 2009

Iowa Telecommunications Services, Inc.
By:	/s/ Donald G. Henry
Donald G. Henry
Vice President, General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
IOWA TELECOMMUNICATIONS SERVICES, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
September 21, 2009	001-32354
IOWA TELECOMMUNICATIONS SERVICES, INC.

EXHIBIT NO.	ITEM
10.1	Employment Agreement dated September 24, 2009 with Alan Wells
10.2	Restricted Stock Agreement dated September 24, 2009 with Alan Wells
10.3	Form of Change of Control Agreement

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